UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2025

Assurant, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31978	39-1126612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

260 Interstate North Circle SE

Atlanta, Georgia 30339

(770) 763-1000

(Address, including zip code, and telephone number, including area code, of Registrant’s Principal Executive Offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.01 Par Value	AIZ	New York Stock Exchange
5.25% Subordinated Notes due 2061	AIZN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Underwriting Agreement

On August 14, 2025, Assurant, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein, relating to the public offering and sale by the Company of $300.0 million aggregate principal amount of 5.550% Senior Notes due 2036 (the “2036 Notes”). The offering of the 2036 Notes closed on August 18, 2025. The 2036 Notes were issued pursuant to an indenture (the “Base Indenture”), dated as of March 28, 2013, between the Company and U.S. Bank Trust Company, National Association (successor to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture (the “Supplemental Indenture”), between the Company and the Trustee, dated as of February 28, 2023, and the officers’ certificate issued in connection with the offering of the 2036 Notes, dated as of August 18, 2025 (the “Officers’ Certificate” and, together with the Base Indenture and Supplemental Indenture, the “Indenture”). The Company intends to use the net proceeds from the sale of the 2036 Notes to redeem all of the $175.0 million outstanding aggregate principal amount of its 6.10% Senior Notes due 2026 (the “2026 Notes”), to pay related premiums, fees and expenses and for general corporate purposes.

The 2036 Notes have been registered under the Securities Act of 1933, as amended (the “Act”), pursuant to a registration statement on Form S-3 (No. 333-276645) (the “Registration Statement”) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company under the Act. A prospectus supplement relating to the offering has been filed with the SEC.

The above descriptions of the Underwriting Agreement, the Indenture and the 2036 Notes are qualified in their entirety by reference to the Underwriting Agreement, the Base Indenture, the Supplemental Indenture, the Officers’ Certificate and the form of the 2036 Notes. A copy of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the form of the 2036 Notes are filed hereto and are incorporated by reference herein. The Underwriting Agreement, the Supplemental Indenture and the form of the 2036 Notes are also incorporated by reference into the Registration Statement. In addition, in connection with the offering of the 2036 Notes, Davis Polk & Wardwell LLP, acting as counsel to the Company with respect to the offering of the 2036 Notes, is filing a legal opinion regarding the validity of the 2036 Notes, attached as Exhibit 5.1 to this Form 8-K and incorporated by reference herein and into the Registration Statement.

Redemption

On August 15, 2025, the Company issued a notice of redemption for all of the $175.0 million outstanding aggregate principal amount of its 2026 Notes. The redemption date for the 2026 Notes will be August 25, 2025. The redemption price for the 2026 Notes will be calculated in accordance with the indenture and the officers’ certificate governing the 2026 Notes. The foregoing does not constitute a notice of redemption for the 2026 Notes.

Cautionary Statement

Some of the statements in this Form 8-K may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained in this Form 8-K are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company or any other person that the Company’s future plans, estimates or expectations will be achieved. Actual results may differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update or review any forward-looking statement, whether as a result of new information, future events or other developments. For additional information on factors that could affect the Company’s actual results, please refer to the factors identified in the reports that the Company files with the SEC, including the risk factors identified in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated as of August 14, 2025.

4.1	Indenture, dated as of March 28, 2013 (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-K (File No. 001-31978) filed with the SEC on March 28, 2013).

4.2	First Supplemental Indenture, dated as of February 28, 2023 (incorporated herein by reference to Exhibit 4.2 to the Company’s Form 8-K (File No. 001-31978) filed with the SEC on February 28, 2023).

4.3	Form of 5.550% Senior Notes due 2036.

5.1	Opinion of Davis Polk & Wardwell LLP.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

99.1	News Release, dated August 18, 2025.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSURANT, INC.

Date: August 18, 2025	By:	/s/ Jay Rosenblum
Jay Rosenblum
Executive Vice President, Chief Legal Officer